UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021 (June 13, 2021)

SEVEN OAKS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39817	85-3316188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 17th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 214-6371

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SVOKU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SVOK	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SVOKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 13, 2021, Seven Oaks Acquisition Corp., a Delaware corporation (“SVOK” or the “Company”), entered into an agreement and plan of merger by and among SVOK, Blossom Merger Sub Inc., a direct, wholly-owned subsidiary of SVOK (“Blossom Merger Sub”), Blossom Merger Sub II, LLC, a direct, wholly-owned subsidiary of SVOK (“Blossom Merger Sub II”), and Giddy Inc., a Delaware corporation (“Boxed”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement has been approved by SVOK’s and Boxed’s board of directors and adopted by Boxed’s stockholders. If the Merger Agreement is approved by SVOK’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, (a) Blossom Merger Sub will merge with and into Boxed (the “First Merger”), with Boxed being the surviving entity in the First Merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of the Company (the “Surviving Corporation”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Blossom Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Blossom Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of the Company (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, SVOK will be renamed “Boxed, Inc.” and is referred to herein as “New Boxed” as of the time following such change of name.

Under the Merger Agreement, SVOK has agreed to acquire all of the outstanding equity interests of Boxed for approximately $550 million in aggregate consideration to be paid at the effective time of the Business Combination. Such consideration will be paid in stock in New Boxed, calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Boxed, calculated based on a price of $10 per share (the “Closing Price”).

Pursuant to the Merger Agreement, at the effective time of the Business Combination, each option exercisable for Boxed equity that is outstanding and unexercised immediately prior to the effective time of the Business Combination shall be assumed and converted into a newly issued option exercisable for Class A common stock of New Boxed.

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Boxed and SVOK and its subsidiaries prior to the closing of the Business Combination.

The closing of the Business Combination is subject to certain customary conditions, including, among other things: (i) approval by SVOK’s stockholders of the Merger Agreement, the Business Combination and certain other actions related thereto; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) SVOK having at least $175 million of cash at the closing of the Business Combination, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) the Company pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Business Combination and the payment of Boxed’s and certain of SVOK’s outstanding transaction expenses as contemplated by the Merger Agreement (the “Minimum Cash Condition”); and (iv) the shares of Class A common stock of New Boxed to be issued in connection with the Business Combination having been approved for listing on the Nasdaq Capital Market (“Nasdaq”) subject only to official notice of issuance thereof.

The Merger Agreement may be terminated by SVOK or Boxed under certain circumstances, including, among others, (i) by written consent of SVOK and Boxed, (ii) by either SVOK or Boxed if the First Merger has not occurred within 180 days from the date of the Merger Agreement, and (iii) by SVOK or Boxed if SVOK has not obtained the required approval of its stockholders.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about SVOK, Boxed or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Subscription Agreements

The Company entered into subscription agreements (the “PIPE Subscription Agreements”), each dated as of June 13, 2021, with certain institutional investors and individuals, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 3.4 million shares of Class A common stock for $10 per share. The Company also entered into subscription agreements (the “Management Subscription Agreements”), each dated as of June 13, 2021, with certain individuals, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 100,000 shares of Class A common stock for $10 per share. In connection with the execution and delivery of a PIPE Subscription Agreement with the lead investor of Class A common stock, the consummation of which is conditioned upon, among other things, satisfaction of the Minimum Cash Condition, Boxed will be entering into a commercial partnership agreement with such investor in which the total expenses paid to the investor are equivalent to the aggregate amount of such investor’s private placement. The PIPE Subscription Agreements and Management Subscription Agreements further provide that the Company must file a registration statement to register the resale of the subscribed Class A common stock no later than thirty (30) days after the Closing Date (as defined therein).

The Company entered into subscription agreements (the “Convertible Note Subscription Agreements” and, together with the PIPE Subscription Agreements and the Management Subscription Agreements, the “Subscription Agreements”), each dated as of June 13, 2021, with certain institutional and other investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of $86 million of principal amount of convertible notes. The convertible notes will be exchangeable for shares of Class A common stock of New Boxed at a conversion price of $12.00 per share in accordance with the terms thereof and will bear interest at a rate of 7.00% per annum, paid-in-kind or in cash at the option of the Company and accruing semi-annually. The obligations of each party to consummate the transactions contemplated by the Convertible Note Subscription Agreements are conditioned upon, among other things, the entry into an indenture consistent with the terms set forth in the Convertible Note Subscription Agreement and the satisfaction or waiver of the conditions to the closing of the transactions contemplated by the Merger Agreement. In addition, the obligations of the convertible note investors to consummate the transactions contemplated by the Convertible Note Subscription Agreements are conditioned upon, among other things, satisfaction of the Minimum Cash Condition. In connection with the execution and delivery of a PIPE Subscription Agreement and Convertible Note Subscription Agreement with the lead investor of convertible notes, the Sponsor agreed to transfer, or cause to be transferred, 125,000 shares of SVOK Class B common stock to a fund managed by such investor at the closing of the Business Combination. The Convertible Note Subscription Agreements obligate the Company to register for resale the shares of Class A common stock (if any) issued upon the conversion of the convertible notes no later than fifteen (15) days after the Closing Date (as defined therein), and provide the investors who purchase the convertible notes with certain “piggy-back” registration rights relating to such shares, subject to certain requirements and customary conditions.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of PIPE Subscription Agreement, Management Subscription Agreement and Convertible Note Subscription Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated by reference herein.

Amended and Restated Registration Rights Agreement

At the Closing, New Boxed, the initial stockholders of SVOK at the time of its initial public offering, including the Sponsor and Jones & Associates, Inc. (including any affiliates) (the “Sponsor Equityholders”), and certain other holders of Boxed capital stock (the “Boxed Holders” and together with the Sponsor Equityholders, the “Holders”) will enter into the Amended and Restated Registration Rights Agreement. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, New Boxed will be obligated to file a registration statement to register the resale of certain securities of the New Boxed held by the Holders. In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $50 million. The Amended and Restated Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Boxed and JonesTrading Institutional Services LLC and Jones & Associates, Inc. (together, including any affiliates, “Jones”), pursuant to which the Sponsor and Jones agreed, among other things, to vote all shares of SVOK common stock beneficially owned by them in favor of each of the proposals at the SVOK Special Meeting and against any proposal that would impede the Business Combination.

The Sponsor and Jones also agreed that they would comply with and fully perform their obligations set forth in a Voting Letter Agreement, dated December 17, 2020 (the “Voting Letter Agreement”), including their obligations not to redeem any shares of SVOK Class A common stock owned by them in connection with the transactions. The Sponsor and Jones further agreed not to permit any amendment or modification or consent to the termination of certain contracts, including the Voting Letter Agreement, and to comply with the transfer restrictions set forth in the Voting Letter Agreement irrespective of any release or waiver thereof.

The Sponsor Agreement provides that neither the Sponsor nor Jones will not redeem any shares of SVOK common stock and will take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against SVOK, Boxed, any affiliate or designee of the Sponsor or Jones acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of the Sponsor Agreement, the Merger Agreement or the consummation of the transactions contemplated in such agreements.

The Sponsor and Jones also agreed that, at the Closing, 30% of the SVOK Class B common stock held by such party (the “Earnout Shares”) will be subject to vesting and forfeiture provisions set forth in the Sponsor Agreement pursuant to which half of the Earnout Shares will become vested if, within five (5) years of the closing of the Business Combination (the “Earnout Period”), New Boxed’s common stock trades at greater than $12.00 per share for any twenty (20) trading days within any consecutive thirty (30) trading day period, and with the remainder of the Earnout Shares to be released if New Boxed’s common stock trades at greater than $14.00 per share within the Earnout Period. Notwithstanding the foregoing, the Earnout Shares will vest in the event of a sale of New Boxed at a price that is equal to or greater than the redemption price payable to the Company’s stockholders.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Binding Term Sheet

In connection with the execution of the Merger Agreement, the Company entered into a binding term sheet (the “Term Sheet”) with Chieh Huang, the current Chief Executive Officer of Boxed, providing that the parties thereto would cooperate in good faith to draft and enter into a standard employment agreement reflecting the terms contained therein. The Term Sheet is contingent upon the consummation of the Business Combination contemplated by the Merger Agreement and shall be null and void if the transactions contemplated under the Merger Agreement fail to consummate.

The Term Sheet provides for the following key terms, which will become the key terms of any employment agreement entered into by Mr. Huang and the Company in connection with, and contingent on, the consummation of the Business Combination:

•	Position and Duties. Mr. Huang shall serve as the Chief Executive Officer of the Company, reporting directly to the Company’s board of directors (“Board”), and also serve as a member of the Board.

•	Term. Mr. Huang will serve on an at-will basis for an initial two-year term, with one-year automatic term renewals thereafter, unless either party provides 90 days’ notice of intent not to renew.

•	Cash Compensation. Mr. Huang will have an initial annual base salary of $400,000, subject to annual review for potential increase, but not for any decrease (absent an across-the-board reduction impacting substantially all executives of the Company, where such reduction will equal no more than 10% of his then-current base salary). Mr. Huang will also be eligible to receive an annual cash performance bonus based 75% on Company performance objectives determined and approved by the Board and 25% on individual performance objectives determined by Mr. Huang and approved by the Board. Mr. Huang will initially be eligible for minimum, target and maximum bonus opportunities of 50%, 75% and 150% of his annual base salary, respectively.

•	Long-Term Equity Incentives.

•	Awards. Mr. Huang will be eligible for a three-year long-term incentive program (“LTIP”), under which at the time the program is created (“LTIP Effective Date”), Mr. Huang will receive a grant of 1,500,000 shares of restricted stock units (“RSUs”), subject to the following vesting conditions:

•	300,000 RSUs shall vest annually over three years (“LTIP Period”) on a ratable basis, starting on the first anniversary of the LTIP Effective Date (“Time-Based RSUs”), in each case subject to Mr. Huang’s continued service through each vesting date, and

•	Up to 1,200,000 RSUs shall vest on the third anniversary of the LTIP Effective Date, subject to Mr. Huang’s continued service through such date and the Company’s achievement of certain performance-based vesting milestones:

•	150,000 RSUs (Below Target), 175,000 RSUs (On Target) and 275,000 RSUs (Upside) will vest if during the LTIP Period the Gross Profit Target (as such term shall be defined by the Board in the LTIP, as advised by Exhibit A of the Term Sheet) is achieved at 85%, 100% and 115%, respectively, with the Gross Profit Target determined on a cumulative basis for the Below Target RSUs and On Target RSUs; and

•	150,000 RSUs (Below Target), 175,000 RSUs (On Target) and 275,000 RSUs (Upside) will vest if at any time during the LTIP Period the common stock of the Company is trading above $12.00, $15.00 and $18.00, respectively, in each case for 20 trading days of any consecutive 30-day trading day period.

•	Treatment upon Termination. In the event Mr. Huang is terminated during the LTIP Period by the Company without Cause or Mr. Huang resigns for Good Reason (as each term is defined in the Term Sheet) (“Involuntary Termination”), any unvested Time-Based RSUs shall be forfeited and Mr. Huang shall remain eligible to vest in his unvested performance-based RSUs as follows, in each case subject to the performance-based vesting milestone attributable to the RSUs being achieved by the end of the LTIP Period:

•	If such Involuntary Termination occurs during the first year of the LTIP Period: the Below Target RSUs.

•	If such Involuntary Termination occurs during the second year of the LTIP Period: the Below Target RSUs and the On Target RSUs.

•	If such Involuntary Termination occurs during the third year of the LTIP Period, the Below Target RSUs, the On Target RSUs, and the Upside RSUs.

•	Treatment upon a Change in Control. In the event of a Change in Control (as defined under the future LTIP), then subject to the Mr. Huang’s continued employment through the date of the Change in Control and for a period of 12 months thereafter, Mr. Huang shall vest in the Below Target, On Target or Upside RSUs if the net sale price upon such Change in Control is at least $12.00, $15.00 or $18.00 per share, respectively. Mr. Huang’s Time-Based RSUs shall not accelerate and shall remain subject to the same vesting conditions following a Change in Control.

•	Treatment upon a “Double Trigger” Termination. If Mr. Huang incurs an Involuntary Termination within the six months prior to a Change in Control or within the 12 months following a Change in Control, then Mr. Huang shall vest on the later of the Change in Control or the Involuntary Termination (i) in all unvested Time-Based RSUs; (ii) in the Below Target RSUs if the net sale price upon such Change in Control is at least $12.00 per share; (iii) in the Below Target and the On Target RSUs if the net sale price upon such Change in Control is at least $15.00 per share; and (iv) in the Below Target, On Target, and the Upside RSUs, if the net sale price upon such Change in Control is at least $18.00 per share.

•	Benefits. Mr. Huang shall be eligible to participate in the Company’s benefit and vacation plans and programs that are offered to similarly situated employees from time to time.

•	Severance. If Mr. Huang incurs an Involuntary Termination, in exchange for a release of claims in favor of the Company, Mr. Huang shall receive (i) continued payment of his base salary in equal installments for 24 months, (ii) in the event that Mr. Huang is eligible for and timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursements for the monthly costs of the COBRA premiums for 18 months; (iii) any earned and unpaid annual bonus for the prior performance period; and (iv) a payment equal to Mr. Huang’s annual bonus target, pro-rated for the number of days Mr. Huang was employed in the year of termination.

•	Restrictive Covenants. Mr. Huang will be bound by standard non-competition and non-solicitation obligations applicable during the term of employment and for up to 24 months thereafter (the “Restriction Period”), and non-disparagement and confidentiality obligations applicable during the term of employment and surviving indefinitely following the end of the term of employment.

•	Transition Support following Change in Control. In the event Mr. Huang is terminated or resigns following a Change in Control, then the Restriction Period applicable to Mr. Huang’s post-termination non-competition obligations shall be reduced for any period of transition support Mr. Huang provides at the request of the Company, for a maximum reduction of up to 12 months. If Mr. Huang resigns for Good Reason following a Chang in Control and his base salary, target annual bonus opportunity, and employee benefits are substantially similar following such Change in Control, then any severance payable to Mr. Huang shall be delayed until Mr. Huang completes up to 12 months of transition support, as determined by the Company.

In addition to the above provisions, Mr. Huang’s Term Sheet provides that to the extent any payments made to him under his future employment agreement would at any point result, on their own, or in connection with any other payments owed to him, in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall only be reduced to the extent a reduction would result in Mr. Huang being better off on an after-tax basis than simply receiving the payments subject to such excise tax.

The foregoing description of the Term Sheet is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5, and the terms of which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. Certain of the shares of Class A common stock issuable in connection with the transactions contemplated by the Business Combination, as well as the shares of Class A common stock to be issued and sold pursuant to the PIPE Subscription Agreements and Management Subscription Agreements and shares of Class A common stock issuable upon conversion of the Convertible Notes, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On June 14, 2021, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation dated June 2021. Also attached as Exhibit 99.3 hereto and incorporated by reference herein is a summary of a third-party consulting firm’s report, which was used by the Company in meetings with certain investors in connection with the Business Combination.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Merger Agreement, the Company and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Seven Oaks Acquisition Corp., 445 Park Avenue, 17th Floor, New York, NY 10022, Attention: Drew Pearson, Chief Financial Officer, (917) 214-6371.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on June 3, 2021, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Seven Oaks Acquisition Corp., 445 Park Avenue, 17th Floor, New York, NY 10022, Attention: Drew Pearson, Chief Financial Officer, (917) 214-6371. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Boxed and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Boxed’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Boxed’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Boxed’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (ii) the outcome of any legal proceedings that may be instituted against the Company, Boxed, New Boxed or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of the Company or Boxed; (iv) the inability of Boxed to satisfy other conditions to closing; (v) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (vi) the ability to meet stock exchange listing standards in connection with and following the consummation of the proposed business combination; (vii) the risk that the proposed Business Combination disrupts current plans and operations of Boxed as a result of the announcement and consummation of the proposed Business Combination; (viii) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of New Boxed to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (ix) costs related to the Business Combination; (x) changes in applicable laws or regulations; (xi) the possibility that Boxed or New Boxed may be adversely affected by other economic, business, regulatory, and/or competitive factors; (xii) Boxed's estimates of expenses and profitability; (xiii) the evolution of the markets in which Boxed competes; (xiv) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing products; (xv) the ability of Boxed to defend its intellectual property; (xvi) the ability of Boxed to satisfy regulatory requirements; (xvii) the impact of the COVID-19 pandemic on the business of Boxed and New Boxed; and (xviii) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021 and amended on June 3, 2021, and other risks and uncertainties indicated from time to time in the Registration Statement, including those set forth under "Risk Factors" therein, and other documents to be filed with the SEC by the Company. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of June 13, 2021, by and among Seven Oaks Acquisition Corp., Blossom Merger Sub Inc., Blossom Merger Sub II, LLC, and Giddy Inc.
10.1	Form of PIPE Subscription Agreement.
10.2	Form of Management Subscription Agreement.
10.3†	Form of Convertible Note Subscription Agreement.
10.4	Sponsor Agreement, dated as of June 13, 2021, by and among Seven Oaks Sponsor LLC, Giddy, Inc., JonesTrading Institutional Services LLC, and Jones & Associates, Inc.
10.5	Employment Term Sheet, dated as of June 11, 2021, by and between Seven Oaks Acquisition Corp. and Chieh Huang.
99.1	Press Release, dated June 14, 2021.
99.2	Investor Presentation, dated June 2021.
99.3	Summary Consultant’s Report.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN OAKS ACQUISITION CORP.

	By:	/s/ Gary S. Matthews
	Name:	Gary S. Matthews
	Title:	Chief Executive Officer

Date: June 14, 2021